EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cyber Apps World, Inc. (the “Company”) on Form 10-Q for the nine months ended April 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Liudmilla Voinarovska, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Liudmilla Voinarovska
Liudmilla Voinarovska
June 14, 2016	Chief Executive Officer and Principal Financial Officer